    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 3, 1997


                                                      REGISTRATION NO. 333-29073
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 3

                                       TO

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                             SCM MICROSYSTEMS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             DELAWARE                            3577                           77-0444317
 (STATE OR OTHER JURISDICTION OF     (PRIMARY STANDARD INDUSTRIAL            (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)     CLASSIFICATION CODE NUMBER)          IDENTIFICATION NUMBER)

                             SCM MICROSYSTEMS, INC.
                                131 ALBRIGHT WAY
                              LOS GATOS, CA 95032
                                 (408) 370-4888
(NAME, ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                                STEVEN HUMPHREYS
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             SCM MICROSYSTEMS, INC.
                                131 ALBRIGHT WAY
                              LOS GATOS, CA 95032
                                 (408) 370-4888
(NAME, ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                               AGENT FOR SERVICE)
                            ------------------------

                                   COPIES TO:

              JEFFREY D. SAPER, ESQ.                           MICHAEL S. IMMORDINO, ESQ.
              KENNETH M. SIEGEL, ESQ.                            KARL A. ROESSNER, ESQ.
             N. ANTHONY JEFFRIES, ESQ.                          DAVID M. DETWEILER, ESQ.
           JAN-MARC VAN DER SCHEE, ESQ.                            JOHN CAFIERO, ESQ.
         WILSON SONSINI GOODRICH & ROSATI                            ROGERS & WELLS
             PROFESSIONAL CORPORATION                                  CITY TOWER
                650 PAGE MILL ROAD                                40 BASINGHALL STREET
                PALO ALTO, CA 94304                                 LONDON, EC2V 5DE
                  (415) 493-9300                                         ENGLAND
                                                                     44-171-628-0101

                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this Registration Statement.
                            ------------------------

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
---------

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
---------

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
---------

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by the Registrant in connection with the sale of Common Stock being registered. All amounts are estimates except the SEC registration fee, the NASD filing fee and the Nasdaq National Market listing fee.

                                                                             AMOUNT
                                                                           TO BE PAID
                                                                           ----------
        SEC registration fee.............................................  $   15,268
        NASD filing fee..................................................       5,539
        Nasdaq National Market listing fee...............................      25,000
        Printing and engraving expenses..................................     100,000
        Legal fees and expenses..........................................     350,000
        Accounting fees and expenses.....................................     225,000
        Directors' and officers' liability insurance.....................     200,000
        Blue Sky qualification fees and expenses.........................       3,000
        Transfer agent and registrar fees................................       5,000
        Miscellaneous....................................................     241,193
                                                                           ----------
                  Total..................................................  $1,170,000
                                                                           ==========

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     As permitted by Section 145 of the Delaware General Corporation Law, the Registrant's Amended and Restated Certificate of Incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach or alleged breach of their duty of care. In addition, as permitted by Section 145 of the Delaware General Corporation Law, the Bylaws, as amended, of the Registrant provide that: (i) the Registrant is required to indemnify its directors and officers and persons serving in such capacities in other business enterprises (including, for example, subsidiaries of the Registrant) at the Registrant's request, to the fullest extent permitted by Delaware law, including in those circumstances in which indemnification would otherwise be discretionary; (ii) the Registrant may, in its discretion, indemnify employees and agents in those circumstances where indemnification is not required by law; (iii) the Registrant is required to advance expenses, as incurred, to its directors and officers in connection with defending a proceeding (except that it is not required to advance expenses to a person against whom the Registrant brings a claim for breach of the duty of loyalty, failure to act in good faith, intentional misconduct, knowing violation of law or deriving an improper personal benefit); (iv) the rights conferred in the Bylaws, as amended, are not exclusive, and the Registrant is authorized to enter into indemnification agreements with its directors, officers and employees; and
(v) the Registrant may not retroactively amend the Bylaw provisions in a way that is adverse to such directors, officers and employees.

     The Registrant's policy is to enter into indemnification agreements with each of its directors and officers that provide the maximum indemnity allowed to directors and officers by Section 145 of the Delaware General Corporation Law and the Bylaws, as amended, as well as certain additional procedural protections.

     The indemnification provisions in the Bylaws, as amended, and the indemnification agreements entered into between the Registrant and its directors and officers may be sufficiently broad to permit indemnification of the Registrant's directors and officers for liabilities arising under the Securities Act.

     Reference is made to the following documents filed as exhibits to this Registration Statement regarding relevant indemnification provisions described above and elsewhere herein:

                                                                              EXHIBIT
                                      DOCUMENT                                NUMBER
        --------------------------------------------------------------------  ------
        Form of U.S. Underwriting Agreement.................................     1.1
        Form of International Underwriting Agreement........................     1.2
        Form of Third Amended and Restated Certificate of Incorporation.....     3.1
        Form of Fourth Amended and Restated Certificate of Incorporation to
          be effective upon completion of this offering.....................     3.2
        Bylaws, as amended..................................................     3.3
        Form of Indemnification Agreement entered into by the Registrant
          with each of its directors and executive officers.................    10.1

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

     The Registrant has recently issued and sold the following securities:

     (i) From January 1, 1994 through September 4, 1997 the Registrant issued and sold 3,944,495 shares of Preferred Stock at purchase prices ranging from $3.83 to $8.58 for aggregate consideration of approximately $21,290,570;

     (ii) From January 1, 1994 through September 4, 1997 the Registrant issued and sold 586,296 shares of Common Stock to employees and consultants at an exercise price of $0.10 for aggregate consideration of approximately $59,000;

     (iii) From January 1, 1994 through September 4, 1997, the Registrant issued warrants to purchase up to 784,121 shares of Common Stock at exercise prices ranging from $5.72 to $14.00 per share in connection with the issuance of a portion of the Preferred Stock described in (i) above, certain loan arrangements and the settlement with Gemplus; and

     (iv) Concurrently with these offerings, the Registrant will issue and sell 200,000 shares of Common Stock at $9.00 per share.

     The issuances referred to in paragraphs (i), (iii) and (iv) were deemed exempt from registration under the Securities Act in reliance upon Section 4(2) thereof. The recipients of securities in each such transaction represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the share certificates issued in such transactions. All recipients had adequate access, through their relationships with the Registrant, to information about the Registrant. The issuances of Common Stock described in paragraph (ii) above were deemed exempt from registration under the Securities Act in reliance upon Rule 701 promulgated under the Securities Act.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) EXHIBITS


    EXHIBIT NO.                                     DESCRIPTION
    -----------     ----------------------------------------------------------------------------
       1.1*         Form of U.S. Underwriting Agreement.
       1.2*         Form of International Underwriting Agreement.
       3.1*         Third Amended and Restated Certificate of Incorporation of Registrant.
       3.2*         Form of Fourth Amended and Restated Certificate of Incorporation to be
                    effective upon completion of this offering.
       3.3          Bylaws, as amended, of Registrant.
       4.1*         Form of Registrant's Common Stock Certificate.
       5.1*         Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation,
                    regarding legality of the securities being issued.
       9.1*         Voting Trust Agreement with Nicholas Efthymiou.
       9.2*         Voting Trust Agreement with Reiner Pohl.
      10.1*         Form of Director and Officer Indemnification Agreement.
      10.2*         1997 Stock Plan.
      10.3*         1997 Employee Stock Purchase Plan.

    EXHIBIT NO.                                     DESCRIPTION
    -----------     ----------------------------------------------------------------------------
      10.4*         1997 Director Option Plan.
      10.5*         1997 Stock Option Plan for French Employees.
      10.6*         1997 Employee Stock Purchase Plan for Non-U.S. Employees.
      10.7*         Partnership Agreement, dated June 8, 1995, between Registrant and
                    Technologie-Beteiligungs-GmbH of Deutsche Ausgleichsbank.
      10.8*         Continuing Guarantee, dated January 15, 1997, between Registrant and
                    Imperial Bank.
      10.9*         Line of Credit, dated October 23, 1996, between Registrant and Deutsche
                    Bank.
      10.10*        Line of Credit, dated December 3, 1996, between Registrant and BHF Bank.
      10.11*        Line of Credit, dated November 11, 1996, between Registrant and
                    Stadtsparkasse Munchen.
      10.12*        Lease, dated September 29, 1994, between Registrant and Los Gatos Business
                    Park.
      10.13*        Sublease Agreement, dated December 17, 1996, between Intermart Systems, Inc.
                    and Registrant.
      10.14*        Lease, dated September 30, 1994, between Registrant and Olbrich Franz.
      10.15*        Amended and Restated Stockholders' Agreement, dated April 11, 1997, between
                    Registrant and certain investors.
      10.16*        Form of Employment Agreement between SCM GmbH and Messrs. Schneider and
                    Meier.
      10.17*        Employment Agreement, dated May 15, 1995, between Registrant and Jean-Yves
                    Le Roux.
      10.18*+       Commitment Instrument, dated August 7, 1996, among France Telecom, Matra
                    Communication, Registrant and Matra MHS.
      10.19*+       Teaming Agreement, dated October 6, 1995, between Temic/Matra MHS, Matra
                    Communication and Registrant.
      10.20*        Form of amendment to the Partnership Agreement, dated June 8, 1995, between
                    Registrant and Technologie-Beteiligungs-GmbH of Deutsche Ausgleichsbank and
                    form of warrant.
      10.21*+       Development Agreement, dated March 6, 1997, between Intel Corporation and
                    Registrant.
      10.22*+       Technology Development and License Agreement, dated September 27, 1996, between Registrant and Sun Microsystems, Inc.
      10.23*        Cooperation Contract, dated March 25, 1996, between Registrant and Stocko
                    Metallwarenfabriken Henkels and Sohn GmbH & Co.
      10.24*+       Development and Supply Agreement, dated October 9, 1996, between BetaDigital
                    Gesellschaft fur digitale Fernsehdienste mbH and Registrant.
      10.25*        Framework Contract, dated December 23, 1996, between Siemens Nixdorf
                    Informationssysteme AG and Registrant.
      10.26*        Intentionally omitted.
      10.27*+       B-1 License and Know-How Contract, dated September 4, 1996, between Deutsche
                    Telekom AG and Registrant, as amended.
      10.28*        Technology Option Agreement, dated January 31, 1997, between Wolfgang Neifer and Registrant.
      10.29*+       Patent License Agreement, dated November 15, 1995, between MIPS Dataline
                    America, Inc. and Registrant.
      10.30+        Development and Supply Agreement, dated May 15, 1997, between Telenor Conax and Registrant.
      10.31*+       Manufacturer's Sales Representative Agreement, dated December 8, 1994, between Registrant and AGM.
      10.32*+       License Agreement, dated September 5, 1997, between the Registrant and
                    Gemplus.
      10.33*        Warrant Issuance and Common Stock Agreement, dated September 5, 1997, between the Registrant and Gemplus.
      10.34*        Common Stock Purchase Warrant dated September 5, 1997, issued to Gemplus.
      10.35*        Common Stock Purchase Warrant dated September 5, 1997, issued to Gemplus.
      10.36*        Waiver and Amendment to Amended and Restated Stockholders' Agreement dated
                    September 5, 1997.
      11.1*         Statement of computation of earnings per share.
      21.1*         Subsidiaries of the Registrant.
      23.1*         Consent of KPMG Peat Marwick LLP, Independent Certified Public Accountants

    EXHIBIT NO.                                     DESCRIPTION
    -----------     ----------------------------------------------------------------------------
      23.2*         Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation
                    (included in Exhibit 5.1)
      24.1*         Power of Attorney
      27.1*         Financial Data Schedule

---------------

 * Filed previously.


 + Certain information in these exhibits has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request under 17 C.F.R. sec.sec. 200.80(b)(4), 200.83 and 230.46.


     (b) FINANCIAL STATEMENT SCHEDULES

     Schedule II -- Valuation and Qualifying Accounts

     Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

ITEM 17. UNDERTAKINGS

     The undersigned Registrant hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement, certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the California Corporation Law, the Registrant's Certificate of Incorporation, as amended, the Registrant's Bylaws, as amended, the Registrant's indemnification agreements or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 3 to the Company's Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Gatos, State of California, on this 3rd day of October 1997.


                                          SCM MICROSYSTEMS, INC.

                                          By: /s/ STEVEN HUMPHREYS
                                            ------------------------------------
                                            Steven Humphreys
                                            President and Chief Executive
                                              Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the Company's Registration Statement has been signed by the following persons in the capacities and on the dates indicated:



                   SIGNATURE                               TITLE                      DATE
-----------------------------------------------  --------------------------     ----------------
             /s/ STEVEN HUMPHREYS                President and Chief            October 3, 1997
-----------------------------------------------  Executive Officer
               Steven Humphreys                  (Principal Executive
                                                 Officer) and Director

             /s/ JOHN NIEDERMAIER                Vice President, Finance        October 3, 1997
-----------------------------------------------  and Chief Financial
               John Niedermaier                  Officer (Principal
                                                 Financial and Accounting
                                                 Officer)

             /s/ ROBERT SCHNEIDER*               Chairman of the Board          October 3, 1997
-----------------------------------------------
               Robert Schneider

               /s/ BERND MEIER*                  Chief Operations Officer       October 3, 1997
-----------------------------------------------  and Director
                  Bernd Meier

           /s/ FRIEDRICH BORNIKOEL*              Director                       October 3, 1997
-----------------------------------------------
              Friedrich Bornikoel

               /s/ BRUCE GRAHAM*                 Director                       October 3, 1997
-----------------------------------------------
                 Bruce Graham
               /s/ RANDALL LUNN*                 Director                       October 3, 1997
-----------------------------------------------
                 Randall Lunn

               /s/ POH CHUAN NG*                 Director                       October 3, 1997
-----------------------------------------------
                 Poh Chuan Ng

              /s/ ANDREW VOUGHT*                 Director                       October 3, 1997
-----------------------------------------------
                 Andrew Vought

           *By: /s/ JOHN NIEDERMAIER
-----------------------------------------------
               John Niedermaier
               Attorney-in-Fact

                                 EXHIBIT INDEX


    EXHIBIT NO.                                DESCRIPTION
    -----------     -----------------------------------------------------------------
       1.1*         Form of U.S. Underwriting Agreement
       1.2*         Form of International Underwriting Agreement
       3.1*         Third Amended and Restated Certificate of Incorporation of
                    Registrant
       3.2*         Form of Fourth Amended and Restated Certificate of Incorporation
                    to be effective upon completion of this offering
       3.3          Bylaws, as amended, of Registrant
       4.1*         Form of Registrant's Common Stock Certificate
       5.1*         Opinion of Wilson Sonsini Goodrich & Rosati, Professional
                    Corporation, regarding legality of the securities being issued
       9.1*         Voting Trust Agreement with Nicholas Efthymiou
       9.2*         Voting Trust Agreement with Reiner Pohl
      10.1*         Form of Director and Officer Indemnification Agreement
      10.2*         1997 Stock Plan
      10.3*         1997 Employee Stock Purchase Plan
      10.4*         1997 Director Option Plan
      10.5*         1997 Stock Option Plan for French Employees
      10.6*         1997 Employee Stock Purchase Plan for Non-U.S. Employees
      10.7*         Partnership Agreement, dated June 8, 1995, between Registrant and
                    Technologie-Beteiligungs-GmbH of Deutsche Ausgleichsbank
      10.8*         Continuing Guarantee, dated January 15, 1997, between Registrant and Imperial Bank
      10.9*         Line of Credit, dated October 23, 1996, between Registrant and
                    Deutsche Bank
      10.10*        Line of Credit, dated December 3, 1996, between Registrant and
                    BHF Bank
      10.11*        Line of Credit, dated November 11, 1996, between Registrant and
                    Stadtsparkasse Munchen
      10.12*        Lease, dated September 29, 1994, between Registrant and Los Gatos
                    Business Park
      10.13*        Sublease Agreement, dated December 17, 1996, between Intermart
                    Systems, Inc. and Registrant
      10.14*        Lease, dated September 30, 1994, between Registrant and Olbrich
                    Franz
      10.15*        Amended and Restated Stockholders' Agreement, dated April 11,
                    1997, between Registrant and certain investors
      10.16*        Form of Employment Agreement between SCM GmbH and Messrs.
                    Schneider and Meier
      10.17*        Employment Agreement, dated May 15, 1995, between Registrant and
                    Jean-Yves Le Roux
      10.18*+       Commitment Instrument, dated August 7, 1996, among France
                    Telecom, Matra Communication, Registrant and Matra MHS
      10.19*+       Teaming Agreement, dated October 6, 1995, between Temic/Matra
                    MHS, Matra Communication and Registrant
      10.20*        Form of Amendment to the Partnership Agreement, dated June 8,
                    1995, between Registrant and Technologie-Beteiligungs-GmbH of
                    Deutsche Ausgleichsbank and form of Warrant
      10.21*+       Development Agreement, dated March 6, 1997, between Intel
                    Corporation and Registrant
      10.22*+       Technology Development and License Agreement, dated September 27,
                    1996, between Registrant and Sun Microsystems, Inc.

    EXHIBIT NO.                                DESCRIPTION
    -----------     -----------------------------------------------------------------
      10.23*        Cooperation Contract, dated March 25, 1996, between Registrant and Stocko Metallwarenfabriken Henkels and Sohn GmbH & Co.
      10.24*+       Development and Supply Agreement, dated October 9, 1996, between
                    BetaDigital Gesellschaft fur digitale Fernsehdienste mbH and
                    Registrant
      10.25*        Framework Contract, dated December 23, 1996, between Siemens
                    Nixdorf Informationssysteme AG and Registrant
      10.26*        Intentionally omitted
      10.27*+       B-1 License and Know-How Contract, dated September 4, 1996, between Deutsche Telekom AG and Registrant, as amended
      10.28*        Technology Option Agreement, dated January 31, 1997, between
                    Wolfgang Neifer and Registrant
      10.29*+       Patent License Agreement, dated November 15, 1995, between MIPS
                    Dataline America, Inc. and Registrant
      10.30+        Development and Supply Agreement, dated May 15, 1997, between
                    Telenor Conax and Registrant
      10.31*+       Manufacturer's Sales Representative Agreement, dated December 8,
                    1994, between Registrant and AGM
      10.32*+       License Agreement, dated September 5, 1997, between the
                    Registrant and Gemplus
      10.33*        Warrant Issuance and Common Stock Agreement, dated September 5,
                    1997, between the Registrant and Gemplus
      10.34*        Common Stock Purchase Warrant dated September 5, 1997, issued to
                    Gemplus
      10.35*        Common Stock Purchase Warrant dated September 5, 1997, issued to
                    Gemplus
      10.36*        Waiver and Amendment to Amended and Restated Stockholders'
                    Agreement dated September 5, 1997
      11.1*         Statement of computation of earnings per share
      21.1*         Subsidiaries of the Registrant
      23.1*         Consent of KPMG Peat Marwick LLP, Independent Certified Public
                    Accountants
      23.2*         Consent of Wilson Sonsini Goodrich & Rosati, Professional
                    Corporation (included in Exhibit 5.1)
      24.1*         Power of Attorney
      27.1*         Financial Data Schedule


---------------

 * Filed previously.


 + Certain information in these exhibits has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request under 17 C.F.R. sec.sec. 200.80(b)(4), 200.83 and 230.46.